Exhibit 10.61
SECOND AMENDMENT
TO THE EMPLOYEE SAVINGS PLAN OF
IDAHO POWER COMPANY
WHEREAS, Idaho Power Company ("Employer") currently maintains a qualified retirement plan known as Idaho Power Company Employee Savings Plan ("Plan");
WHEREAS, the Plan was most recently restated effective January 1, 2010; and
WHEREAS, the Employer desires to amend the Plan to implement an automatic contribution arrangement beginning January 1, 2012;

NOW THEREFORE, the Employer hereby amends the Plan, effective January 1, 2012, as follows:

1.    Except as otherwise provided, the article, section, and/or paragraph designations and/or numbering in this Amendment are solely for purposes of this Amendment and do not relate to any Plan article, section, paragraph or other numbering designations. The terms used below, whether or not defined, shall be interpreted in a manner consistent with that used in the Plan and/or as required by the applicable law as the context dictates.

2.    Section 3.1.1 is amended to read as follows:

"3.1.1 Amount of Deferral Contributions.

(a)    Elections. Upon enrollment, a Participant may direct that his or her Employer make Deferral Contributions to the Trust Fund of from 1% to 100% of his or her Compensation (in 1% increments) for each pay period.

(b)    Default Elective Contributions. Each eligible Employee who does not make an affirmative election pursuant to subsection (a) in effect (including an affirmative election to not contribute to the Plan) upon becoming eligible to participate in the Plan shall be deemed to have elected to make a Deferral Contribution of 6% of his or her Compensation, commencing as soon as administratively feasible following his or her hire date, subject to the Employee's right to alter or revoke such deemed election at any time thereafter.

(c)    Special One-Time Default Enrollment. Each eligible Employee who does not have an affirmative election pursuant to subsection (a) in effect as of January 1, 2012, shall be deemed to have elected to make a Deferral Contribution of 6% of his or her Compensation, commencing on or about February 1, 2012, subject to the Employee's right to alter or revoke such deemed election prior to its commencement date or at any time thereafter. An affirmative election not to contribute is considered an affirmative election, excluding the Employee from the auto-enrollment process.

(d)    Notices. At least 30 days but not more than 90 days before the beginning of each Plan Year, the Employer will provide each Employee a comprehensive notice of the Employee's rights and obligations under the automatic contribution arrangement, written in a manner calculated to be understood by the average Employee. If an Employee becomes eligible within 90 days prior to the beginning of the Plan Year and does not receive the notice for that reason, the notice will be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible. In addition, notices will be provided to Employees as soon as practical after hire (or as soon as practical after he or she satisfies the Plan participation requirements, if later). The notice will accurately describe: (i) the amount of Deferral Contributions that will be made on the Employee's behalf absent an affirmative election; (ii) the Employee's right to have no Deferral Contributions made on his or her behalf or to have a different amount of Deferral Contributions made; and (iii) how Deferral Contributions will be invested in the absence of the Employee's investment instructions. An Employee will have a reasonable opportunity after receipt of the notice described in this subsection to make an affirmative election regarding Deferral Contributions (either to have no Deferral Contributions made or to have a different amount of Deferral Contributions made) before Default Deferral Contributions are made on the Employee's behalf. Default Deferral Contributions being made on behalf of an Employee will cease as soon as administratively feasible after the Employee makes an affirmative election.

(e)    Limitations. If a Participant's Deferral Contributions must be reduced to comply with the requirements of Section 10.6 or the requirements of applicable law, the Deferral Contributions as so reduced will be the maximum percentage of his or her Compensation permitted by such Section or law notwithstanding the 1% increments requirement. A Participant's Deferral Contributions, After-Tax Contributions and Roth Deferrals are limited to 100% of a Participant's Compensation for a Plan Year."

3.    The first sentence of Section 3.1.3 is amended to read as follows:

"The percentage or percentages designated by a Participant or deemed designated by a Participant pursuant to Section 3.1.1 shall continue in effect, notwithstanding any changes in the Participant's Compensation."

IN ALL OTHER RESPECTS, the Plan is hereby ratified and approved.

The Plan Administrator is directed to take all actions deemed necessary or advisable in order to effect the foregoing.

This Amendment is adopted this 29th day of November, 2011.

IDAHO POWER COMPANY,
FIDUCIARY COMMITTEE

/s/ Luci McDonald
Luci McDonald

/s/ Darrel Anderson
Darrel Anderson

/s/ Daniel Minor
Daniel Minor